UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2008

______________________________

KBR, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

601 Jefferson Street

Suite 3400

Houston, Texas 77002

(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 753-3011

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2008, KBR Technical Services, Inc and its parent company, KBR, Inc., entered into severance and change in control agreements with certain officers of KBR, including: Klaudia J. Brace, Senior Vice President, Administration; Dennis L. Calton, Executive Vice President, Operations; Timothy B. Challand, President, Technology; T. Kevin DeNicola, Senior Vice President and Chief Financial Officer; Andrew D. Farley, Senior Vice President and General Counsel; John W. Gann, Jr., Vice President and Chief Accounting Officer; Thomas Mumford, Senior Vice President, Business Development Oversight; John W. Quinn, President, Downstream; John L. Rose, President, Upstream; and David Zimmerman, President, Services.

A copy of the form agreement is filed with this report as Exhibit 10.1 and is incorporated herein by reference. The following summary of the terms of the form agreement is qualified in its entirety by reference to Exhibit 10.1.

The agreement is effective August 26, 2008, and shall terminate automatically on the earlier of (i) the officer’s termination of employment with KBR and its affiliates or (ii) in the event of a change in control during the term of the agreement, two years following the change in control.

The agreement provides for (i) severance termination benefits (prior to a change in control), (ii) double-trigger change in control termination benefits (on or after a change in control), and (iii) death, disability, and retirement benefits. As a condition of receipt of these benefits (other than the death and disability benefits), the officer must first execute a release and full settlement agreement. The agreement contains customary confidentiality, noncompetition, and nonsolicitation covenants, as well as a mandatory arbitration provision. In addition, the agreement contains a clawback provision that allows KBR to recover any benefits paid under the agreement if KBR determines within two years after the officer’s termination of employment that the officer’s employment could have been terminated for cause.

Both William P. Utt, President and Chief Executive Officer, and Bruce A. Stanski, President, Government and Infrastructure, have existing employment agreements and will remain subject to the terms of their existing employment agreements.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Severance and Change in Control Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date: August 29, 2008	By:	/s/ Jeffrey B. King
Jeffrey B. King Vice President, Public Law